UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  January 25, 2011

        22ND CENTURY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54111	98-0468420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    8201 Main Street, Suite 6, Williamsville, NY 14221
(Address of principal executive offices, including ZIP code)

          (716) 270-1523
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 7.01                      Regulation FD Disclosure

On January 26, 2011, 22nd Century Group, Inc. (the “Company”) issued a press release announcing the consummation of certain transactions described in Item 8.01, which will also be the subject of a subsequent Current Report on Form 8-K.  The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01                      Other Events

On January 25, 2011, a wholly-owned subsidiary of the Company completed a merger with 22nd Century Limited, LLC, a company focused on the development of a prescription smoking-cessation aid and tobacco harm reduction products.

Immediately prior to the closing of the merger, 22nd Century Limited, LLC completed a private placement of approximately $5.4 million of securities to accredited investors.  These securities were exchanged in the merger for shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), and warrants to purchase shares of the Company’s Common Stock.  22nd Century Limited, LLC is now a wholly-owned subsidiary of the Company.

The Company will file a subsequent Current Report on Form 8-K with regard to the consummation of the transactions described herein.

Item 9.01                      Exhibits

(d)  Exhibits.

99.1 Press Release of 22nd Century Group, Inc. dated January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on January 26, 2011.

22ND CENTURY GROUP, INC.

By:	/s/ Joseph Pandolfino
Name: Joseph Pandolfino
Title: Chief Executive Officer